SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 18, 2014

ANIXTER INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-10212	94-1658138
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2301 Patriot Blvd.

Glenview, Illinois 60026

(224) 521-8000

(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 18, 2014, Anixter International Inc. and Anixter Inc. entered into an Underwriting Agreement with Wells Fargo Securities, LLC as representative of the underwriters named therein (the “Underwriting Agreement”), with respect to the offering and sale of $400,000,000 of 5.125% Senior Notes due 2021 (the “Notes”). The sale closed on September 23, 2014. The purchase price paid by the underwriters was 98.50% of the aggregate principal amount. The Notes were issued under an Indenture by and among Anixter Inc., Anixter International Inc. and Wells Fargo Bank, National Association, as trustee, dated as of April 30, 2012, as supplemented by a Second Supplemental Indenture, dated as of September 23, 2014 (the “Second Supplemental Indenture”). The Notes were issued by Anixter Inc. and guaranteed by Anixter International Inc. The Notes were sold pursuant to an effective registration statement on Form S-3 (File Nos. 333-180905 and 333-180905-01).

A copy of the Underwriting Agreement, the Second Supplemental Indenture (including the form of Note) and an opinion of Schiff Hardin LLP with respect to the Notes are filed as Exhibit 1.1, 4.1 and 5.1, respectively, to this Report on Form 8-K, and are hereby incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

The following exhibits are filed herewith:

1.1	Underwriting Agreement among Anixter Inc., Anixter International Inc. and Wells Fargo Securities, LLC, dated September 18, 2014

4.1.	Second Supplemental Indenture by and among Anixter Inc., Anixter International Inc. and Wells Fargo Bank, National Association, as Trustee, dated as of September 23, 2014, with respect to 5.125% Senior Notes due 2021

4.2	Form of 5.125% Senior Note due 2021 (included in Exhibit 4.1)

5.1	Opinion of Schiff Hardin LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

September 23, 2014	ANIXTER INTERNATIONAL INC.

	By:	/s/ Theodore A. Dosch
Theodore A. Dosch
Executive Vice President – Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement among Anixter Inc., Anixter International Inc. and Wells Fargo Securities, LLC, dated September 18, 2014

4.1	Second Supplemental Indenture by and among Anixter Inc., Anixter International Inc. and Wells Fargo Bank, National Association, as Trustee, dated as of September 23, 2014, with respect to 5.125% Senior Notes due 2021

4.2	Form of 5.125% Senior Note due 2021 (included in Exhibit 4.1)

5.1	Opinion of Schiff Hardin LLP